UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2004

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2004, the registrant issued a press release (attached to this report as Exhibit 99.1 and incorporated by reference to this report) announcing the election of Colin Gallagher as an “independent” Class III director of its Board of Directors on November 4, 2004. There was no arrangement or understanding between Mr. Gallagher and any other person pursuant to which he was selected as a director. Mr. Gallagher has not been named to serve on the Audit Committee, the Board’s only standing committee.

Mr. Gallagher is the Managing Director and an 80% shareholder in Tasman Industries Limited (“Tasman”), a manufacturer and exporter of school book covering that is one of the registrant’s over 600 vendors. In fiscal year 2003, Tasman received approximately $110,000 from the registrant. To date in fiscal year 2004, Tasman received approximately $65,000 from the registrant and is not expected to receive a material amount during the remainder of 2004.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Press release dated November 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2004

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Diane Kayser
Name:	Diane Kayser
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press release dated November 10, 2004.

*	Filed herewith.